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                                                                   Exhibit 23.06

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-75490) of Brooks Automation, Inc. of our report dated November 19, 2001 relating to the financial statements and financial statement schedule, which appears in PRI Automation, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 3, 2002